UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2021

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 433-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ORBC	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2021, ORBCOMM Inc. (“ORBCOMM” or the “Company”) released its earnings for the first quarter 2021 and is furnishing a copy of the earnings release to the Securities and Exchange Commission under Item 2.02 of this Current Report on Form 8-K. The press release is attached herewith as Exhibit 99 and is incorporated herein by reference.

The information contained in Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ORBCOMM publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, ORBCOMM also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Service Gross Margin and Non-GAAP Product Gross Margin are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), provision for income taxes, depreciation and amortization, and loss on debt extinguishment. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its Board of Directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, and acquisition-related and integration costs, is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Total Revenues.

Non-GAAP Service Gross Margin is defined as Non-GAAP Service gross profit divided by Service Revenue. Non-GAAP Service gross profit is defined as Service Revenue, minus cost of services (including depreciation and amortization expense) plus depreciation and amortization expense. Non-GAAP Product Gross Margin is defined as Non-GAAP Product gross profit divided by Product Sales. Non-GAAP Product gross profit is defined as Product Sales, minus cost of product sales (including depreciation and amortization expense) plus depreciation and amortization expense. The Company believes that Non-GAAP Service Gross Margin and Non-GAAP Product Gross Margin are useful to evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the depreciation and amortization impact of capital investments from its operating results.

Adjusted Net Loss attributable to ORBCOMM Inc. Common Stockholders is defined as Net Loss attributable to ORBCOMM Inc. Common Stockholders, excluding Impairment loss – satellite network. Adjusted Basic EPS is defined as Basic EPS excluding Impairment loss – satellite network. Adjusted Net Loss attributable to ORBCOMM Inc. Common Stockholders and Adjusted Basic EPS are non-GAAP financial measures used by the Company. These non-GAAP financial measures are used as a means to evaluate period-to-period comparisons. These non-GAAP measures are presented in this press release as management believes that they will provide investors with a means of evaluating, and an understanding of how management evaluates, the Company’s performance and results on a comparable basis that is not otherwise apparent on a GAAP basis, since many non-recurring, infrequent or non-cash items that management believes are not indicative of the core performance of the business may not be excluded when preparing financial measures under GAAP. These non-GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with GAAP or may be different from similarly titled measures reported by other companies.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

99	Press Release of the Company dated April 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Constantine Milcos
Name:	Constantine Milcos
Title:	Executive Vice President and Chief Financial
Officer

Date: April 29, 2021

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